As Filed with the Securities and Exchange Commission on September 23, 1999
                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GENERAL COMMUNICATION, INC.
               (Exact name of issuer as specified in its Charter)

            ALASKA                                               92-0072737
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
               (Address of Principal Executive Offices) (zip code)

                           GENERAL COMMUNICATION, INC.
                         REVISED 1986 STOCK OPTION PLAN
                            (Full title of the plan)

                                 John M. Lowber
                           General Communication, Inc.
          2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781
                    (Name and address of agent for service)
                                  907.265.5600
          (Telephone number, including area code, of agent for service)

                            Copy to: Julius J. Brecht
         Wohlforth, Vassar, Johnson & Brecht, A Professional Corporation
             900 West 5th Avenue, Suite 600, Anchorage, Alaska 99501
                                  907.276.6401

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                   Proposed              Proposed Maximum           Amount of
 Title of Securities to        Amount to            Maximum             Aggregate Offering        Registration
      be Registered          be Registered      Offering Price (1)            Price                    Fee
=================================================================================================================
General Communication,
Inc. Class
A Common Stock                  1,500,000       $7,410,000                 $7,875,000            $2,122.53
=================================================================================================================

1        Estimated  solely for the purpose of calculating the amount of the  registration  fee, based upon the average of the high and low prices of $4.94 per share and $5.25 per share,  respectively,  for the Class A common  stock,  i.e.,  an average of $5.09 per share,  which will be the subject of the options  under the Plan, as quoted on the Nasdaq Stock Market on September 21, 1999.
-----------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The contents of the initial Registration Statement pertaining to the General Communication, Inc. Revised 1986 Stock Option Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60222), the post-effective amendment no. 1 filed with the Commission on Form S-8 POS on August 24, 1995 (Registration No. 333-8758), the post effective amendment no. 2 filed with the Commission on Form S-8 POS on February 20, 1998 (Registration No. 333-8762), and the Company's annual report on Form 10-K for the year ended December 31, 1998, as amended, are incorporated by reference into this Registration Statement, provided that the incorporation by reference required under Part II, item 3 of Form S-8 applies as of the date of this Registration Statement. Required opinions, consents, and signatures are included in this amendment.

Item 2.  Registrant Information and Employee Plan Annual Information

         See Item 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         See Item 1.

Item 4.  Description of Securities

         See Item 1.

Item 5.  Interests of Named Experts and Counsel

         See Item 1.

Item 6.  Indemnification of Directors and Officers

         See Item 1.



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 2

Item 7.  Exemption from Registration Claimed

         See Item 1.

Item 8.  Exhibits

         See  Exhibit  Index  and  exhibits  at  the  end of  this  Registration
         Statement.

Item 9.  Undertakings

         The Company hereby undertakes each and every one of the following:

          (1)     To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (adopted pursuant to the Securities Act of 1933, as amended) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the


Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 3

                           Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) To agree that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) To agree that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (5) To disclose, in so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable; and in the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, to submit, unless in the opinion of its counsel the matter has been settled by controlling precedent, to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in that act and to be governed by the final adjudication of that issue.


Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 4

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on September 22, 1999.

                                            GENERAL COMMUNICATION, INC.
                                            (Registrant)



By: /s/                                     By: /s/
    Ronald A. Duncan                            John M. Lowber
    President & Chief                           Senior Vice President & Chief
    Executive Officer                           Financial Officer
    (Principal Executive Officer)               (Principal Financial Officer)



                                            By: /s/
                                                Alfred J. Walker
                                                Vice President & Chief
                                                Accounting Officer
                                                (Principal Accounting Officer)



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 5

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/                                                           08/30/99
Ronald A. Duncan                                              Date
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/                                                           08/29/99
Carter F. Page                                                Date
Chairman of the Board
and Director

/s/                                                           --
Robert M. Walp                                                Date
Vice Chairman of the Board
and Director

/s/                                                           09/07/99
Ronald R. Beaumont, Director                                  Date

/s/                                                           09/04/99
Donne F. Fisher, Director                                     Date

/s/                                                           --
William P. Glasgow, Director                                  Date

/s/                                                           08/31/99
Stephen R. Mooney, Director                                   Date

/s/                                                           --
Larry E. Romrell, Director                                    Date

/s/                                                           --
James M. Schneider, Director                                  Date

/s/                                                           09/01/99
Christopher J. Shipman, Director                              Date



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 6

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated, effective for the Plan as of September 22, 1999.

GENERAL COMMUNICATION, INC. REVISED 1986 STOCK OPTION PLAN

By:      Stock Option Plan Committee



/s/                                                  09/04/99
Donne F. Fisher                                      Date



/s/                                                  --
William P. Glasgow                                   Date



/s/                                                  08/31/99
Stephen R. Mooney                                    Date



/s/                                                  --
Larry E. Romrell                                     Date



/s/                                                  --
James S. Schneider                                   Date



/s/                                                  09/01/99
Christopher J. Shipman                               Date



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 7

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                   EXHIBITS TO



                         FORM S-8 REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                       FOR THE GENERAL COMMUNICATION, INC.

                         REVISED 1986 STOCK OPTION PLAN








Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 8

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                        Description
-----------                        -----------
4 Instruments defining rights of security holders, including indentures

4.1 (1)              Restated    Articles    of   Incorporation    of    General
                     Communication, Inc.

4.2 (2)              Bylaws of General Communication, Inc.

4.3.1 (3)            Separate  resolutions  of Board of Directors of the Company and of Shareholders of the Company dated December 17, 1986 from meetings at which the board established and the shareholders approved the establishment of the 1986 Stock
                     Option Plan

4.3.2 Copy of the General Communication, Inc. Revised 1986 Stock Option Plan revised as of July 1, 1999

4.3.3 (3)            Resolution of  Shareholders of the Company adopted at their
                     September 15, 1988 meeting approving an increase in the number of shares allocated to the Plan by 250,000 shares of Class A common stock

4.3.4 (3)            Resolution of  Shareholders of the Company adopted at their
                     November 12, 1991 meeting approving  certain  amendments to
                     the  Plan   including   increasing  the  number  of  shares
                     allocated to the Plan by 1,500,000 shares of Class A common stock

4.3.5 (3)            Resolution of Board of Directors of the Company  adopted at
                     its  meeting  on  December  5-6,  1991  approving   certain
                     amendments to the Plan including changing the option price per share to less than, equal to, or greater than the market value, extending the option exercise period from five to ten years, and making other changes to the Plan

4.3.6 (3)            Resolution of Board of Directors of the Company at its June
                     4, 1992 meeting to make certain changes to cause the Plan to comply with Rule 16b-3



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 9

4.3.7 (4)            Resolution of Board of Directors of the Company  adopted at
                     its  meeting  on  February   9,  1995   approving   certain
                     amendments to the Plan including increasing the number of shares allocated to the Plan by 850,000 shares of Class A common stock

4.3.8 (4)            Resolution of  Shareholders of the Company adopted at their
                     June 20, 1995 meeting approving certain amendments to the Plan recommended by the Board of Directors including increasing the number of shares allocated to the Plan by 850,000 shares of Class A common stock

4.3.9 (5)            Resolution of the Board of Directors of the Company adopted at its meeting on February 6, 1997, approving an amendment to the Plan increasing the number of shares allocated to the Plan by 2,500,000 shares of Class A common stock

4.3.10 (5)           Resolution of  Shareholders of the Company adopted at their
                     November 25, 1997, meeting approving an amendment to the Plan recommended by the Board of Directors increasing the number of shares allocated to the Plan by 2,500,000 shares of Class A common stock

4.3.11 Resolution of Board of Directors of the Company adopted at its meeting on October 30, 1998 approving an amendment to the Plan relating to eligibility requirements for individuals serving on the Stock Option Plan Committee

4.3.12 Resolution of the Board of Directors of the Company adopted at its meeting on April 21, 1999 approving an amendment to the Plan increasing the number of shares allocated to the Plan by 1,500,000 shares of Class A common stock

4.3.13 Resolution of shareholders of the Company adopted at their June 10, 1999 meeting approving an amendment to the Plan recommended by the board of directors increasing the number of shares allocated to the Plan by 1,500,000 shares of Class A common stock and ratify action by the board to amend the Plan relating to eligibility requirements for individuals serving on the Stock Option Plan Committee



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 10

4.3.14 Resolution of Board of Directors of Company adopted by unanimous consent in lieu of meeting appointing six employee directors of the Company to serve as members of the Stock Option Plan Committee, effective as of July 1, 1999.

5                    Opinion re legality

5.1 (3)              Legal Opinion on Legality of Options and Shares dated March
                     30,  1993

5.2 (4)              Legal  Opinion  on  Legality  of Options  and Shares  dated
                     August 23, 1995

5.3 (5)              Legal  Opinion  on  Legality  of Options  and Shares  dated
                     February 20, 1998

5.4                  Legal  Opinion  on  Legality  of Options  and Shares  dated
                     September 22, 1999

15                   None

24                   Consents

24.1                 Consent  of  Wohlforth,   Vassar,   Johnson  &  Brecht,   A
                     Professional Corporation

24.2                 Consent  of   Harris,   Mericle,   Wakayama   &  Mason,   A
                     Professional Limited Liability Company

24.3                 Consent of KPMG LLP

99                   None


---------------------------------------------------------
1. Incorporated by reference and previously filed with the SEC as an exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1997.
2. Incorporated by reference and previously filed with the SEC as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1994.
3. Incorporated by reference and previously filed with the SEC as an exhibit to the Company's Registration for the Plan (Registration No. 33-60222) filed April 5, 1993.
4. Incorporated by reference and previously filed with the SEC as an exhibit to the Company's post-effective amendment no. 1 to the Company's Registration for the Plan (Registration No. 333-8758) filed August 24, 1995.
5. Incorporated by reference and previously filed with the SEC as an exhibit to the Company's registration of additional shares for the plan (Registration No. 333-8762) filed February 20, 1998.



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 11

                                                                   EXHIBIT 4.3.2



                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the document attached hereto as Exhibit 4.3.2A is a true and correct copy of the General Communication, Inc. Revised 1986 Stock Option Plan dated as of July 1, 1999, revised in accordance with the amendments to the plan adopted by the shareholders of General Communication, Inc. at their annual meeting held on June 10, 1999.

         Executed this 21st day of September 1999, at Anchorage, Alaska.




                                            GENERAL COMMUNICATION, INC.




                                            By: /s/
                                                John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 21st day of September, 1999.


                                                /s/
                                            Notary Public in and for Alaska
                                            My Commission Expires: 3/12/01



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 12

                                                                  EXHIBIT 4.3.2A








                         REVISED 1986 STOCK OPTION PLAN


                                       OF


                           GENERAL COMMUNICATION, INC.



                               As of July 1, 1999










GCI Stock Option Plan
As of 07/01/99
ASS00E3B/0618.0733                  Page 13

                                TABLE OF CONTENTS

SECTION           TITLE                                              PAGE
-------           -----                                              ----

  1               Purpose                                              15

  2               Administration                                       15

  3               Shares Covered by the Plan                           17

  4               Eligibility                                          17

  5               Limitations on Granting of Options                   18

  6               Terms and Conditions of Options                      18

  7               Early Termination of Option                          19

  8               Payment for Stock                                    20

  9               Nontransferability of Options                        20

 10               Changes in Stock                                     20

 11               Employment Rights                                    21

 12               Miscellaneous                                        21

 13               Duration and Amendment of the Plan                   21




GCI Stock Option Plan
As of 07/01/99
ASS00E3B/0618.0733                  Page 14

         Section 1. Purpose. The purpose of this Revised 1986 Stock Option Plan of General Communication, Inc., as amended from time to time ("Plan"), is to provide a special incentive to selected officers, non-employee directors and other key employees of General Communication, Inc. ("GCI") and its present and future subsidiaries (GCI and such subsidiaries collectively the "Company") in order to promote the business of the Company and to encourage such persons to accept or continue employment or directorships with the Company. Accordingly, the Company will offer to sell shares of the Class A Common Stock of GCI ("Stock") as provided in this Plan to such employees or non-employee directors of the Company as are designated in accordance with the provisions of this Plan.

         Section 2. Administration. (a) Option Committee. The Plan will be administered by the Board of Directors of GCI ("Board of Directors") through a committee composed of two or more members of the Board of Directors and appointed by the Board of Directors ("Option Committee"). A member of the Board of Directors who is either eligible for options or to whom options have been granted may vote on any matters affecting the administration of the Plan or the granting of options under the Plan; provided that the grant or award of those options is made with the selection of the individuals described in Section 1 of the Plan and decisions concerning the timing, pricing and amount of a grant or award, to be made solely by the Option Committee. The Option Committee shall be composed of Non-Employee Directors.

                  (b) Non-Employee Directors. (i) For purposes of this Section 2, a "Non-Employee Director" means a member of the Board of Directors who satisfies the following:
                  (A) Is not an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company;

                  (B) Does not receive compensation, ether directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K ("Regulation S-K") adopted pursuant to the Securities Exchange Act of 1934;

                  (C) Does not possess an interest in any other transaction for which disclosure would be required pursuant to
                           Item 404(a) of Regulation S-K; and



GCI Stock Option Plan
As of 07/01/99
ASS00E3B/0618.0733                  Page 15

                  (D) Is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

                  (ii) For purposes of this Section 2, the term "officer" when applied to the Company means the Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), an executive officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similarly policy-making functions for the Company.

                  (iii) For purposes of this Section 2, an "officer" of a parent or subsidiary of the Company shall be deemed an officer of the Company if the officer performs such policy-making functions for the Company.

                  (c)  Authority  of  the  Option  Committee.   Subject  to  the
provisions of the Plan, the Option Committee is authorized and directed as follows:

                  (i)      To direct the grant of stock options;

                  (ii) To determine which of the employees of the Company or non-employee members of the Board of Directors will be granted options to purchase Stock, when such grants will be made, and the number of shares of Stock to be covered by such options;

                  (iii) To determine the fair market value of the Stock covered by such options;

                  (iv) To determine the nature and amount of consideration to flow to the Company on such options;

                  (v) To determine the manner and, in its discretion either generally or in any one or more particular instances, to accelerate the time or times when such options will be exercisable;

                  (vi) To determine other conditions and limitations, if any, on each option granted under the Plan (which need not be identical);

                  (vii) To prescribe the form or forms of the instruments evidencing the options and any restrictions imposed on the Stock purchased under the options and of any other instruments required under the Plan and to change such forms from time to time;



GCI Stock Option Plan
As of 07/01/99
ASS00E3B/0618.0733                  Page 16

                  (viii) To adopt, amend and rescind rules and regulations for the administration of the Plan and waive compliance either generally or in any one or more particular instances by an optionee with the requirements of any such rule or regulation or any option, subject to the provisions of the Plan and any other applicable requirements;

                  (ix) To waive any restrictions imposed with respect to the transferability of Stock acquired on exercise of options granted under the Plan;

                  (x) To decide all questions and settle all controversies and disputes which may arise in connection with the Plan; and

                  (xi)  To   interpret   the  Plan   and  to  make   all   other
                  determinations   deemed   necessary  or   advisable   for  the
                  administration of the Plan.

         (d) Quorum, Decision of Option Committee Binding, Notice. A majority of the members of the Option Committee will constitute a quorum, and all decisions, determinations and interpretations of the Option Committee will be made by a majority of its members. All decisions, determinations and interpretations of the Option Committee will be binding on all parties concerned. Any decision, determination or interpretation of the Option Committee under the Plan may be made without notice or meeting of the Option Committee but must be in writing signed by all of the members of the Option Committee.

         (e) The Option Committee shall make at least one report per year as of December 31 of the status of the Plan including the following: (i) the total numbers of shares subject to grants made during that year; (ii) the total number of shares subject to grants as of that date; (iii) the total number of shares issued pursuant to exercise of grants during that year; (iv) the total number of shares issued pursuant to exercise of grants; and (v) the number of shares remaining allocated to the Plan and not subject to grant of options under the Plan or otherwise issued through the Plan. The Board of Directors may, from time to time, direct the Option Committee to provide to the board other information and reports on the Plan.

         3. Shares Covered by the Plan. The Stock to be offered under the Plan may be unissued shares as the Option Committee may from time to time determine. Subject to Section 10 of the Plan, the number of shares available and reserved for issue under the Plan will not exceed 7,200,000 shares of Stock. Shares covered by an option that remain unpurchased upon expiration or termination of the option may be used for further options under the Plan.

         4. Eligibility. Key employees of the Company (including officers and directors who are employees) and non-employee directors of the Company shall be eligible for selection by the Option Committee as optionees under the Plan. In selecting



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
the individuals to whom options shall be granted, as well as in determining the number of shares subject to each option, the Option Committee shall take into consideration the recommendations of the members of the Option Committee who are also employees of the Company and such factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. An individual who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options.

         5. Limitations on Granting of Options. Options may be granted under the Plan until the Plan is terminated or suspended by resolution adopted by the Board of Directors.

         6. Terms and Conditions of Options. All options granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Option Committee shall determine to be appropriate to accomplish the purposes of the Plan:

                  (i) Option Price. The option price per share of stock under each option will be less than, equal to, or greater than the fair market value (rounded down to the next lowest cent) per share at the time the option is granted. For purposes of the Plan, the fair market value and the option price per share of the Stock on any date will be determined by the Option Committee and may be computed by such method as the Option Committee will consider as reflecting the fair market value of the Stock or a price for the Stock which is less than or greater than that fair market value on that date. The proceeds of sale of Stock subject to option are to be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

                  (ii) Time of Granting Options. The date of grant of an option under the Plan shall, for all purposes, be the date on which the Option Committee makes the determination granting such option, and no grant shall be deemed effective under the Plan prior to such date. Notice of the determination shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant.

                  (iii) Period of Options. The period of an option will not exceed ten years from the date of grant, and no option will be exercisable after the expiration of such date. Except as provided in Section 7 of the Plan, an optionee must, at the time of exercise, be an employee of the Company or non-employee member of the Board of Directors.




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
                  (iv) Exercise of Options. Except as hereinafter provided, each option shall be made exercisable at such time or times, whether or not in installments, as the Option Committee shall prescribe at the time the option is granted. In the case of an option not immediately exercisable in full, the Option Committee may at any time accelerate the time at which all or any part of the option may be exercised.

                  (v) Six-Month Holding Period. An option granted under this Plan must be held by the optionee for at least six months from the date of grant or acquisition to the date of disposition of the option through exercise, conversion, or assignment as may be allowed under the Plan.

         7. Early Termination of Option. All options granted which have not as yet become exercisable shall terminate immediately upon termination of employment or termination of directorship for a non-employee director, death or disability. All exercisable options that have not been exercised shall terminate as follows:

                  (i) Termination of Employment or Directorship. All right to exercise an option shall terminate not more than one month after the optionee's employment or directorship terminates for any reason other than his or her death or his or her disability (within the meaning of Section 105(d)(4) of the Internal Revenue
                           Code). Transfer from one corporation within the Company to another shall not be deemed termination of employment. The Option Committee shall have the authority to determine in each case whether an authorized leave of absence or absence on military or governmental service shall be deemed a termination of employment for purposes of this subsection.

                  (ii) Death of Optionee. If any optionee dies while employed by or serving as a director of the Company, or within three months thereafter, his or her option shall terminate at the time provided in the option certificate for termination in the event of death or, if the option certificate contains no such provision, the option shall terminate one year after the optionee's death (but in each instance not later than the date the option would otherwise expire). In the meantime, subject to the limitations in the option certificate, the option may be exercised by the executors or administrators of the optionee's estate or by the optionee's legatees or heirs.

                  (iii)    Disability.   In  the  event  of  termination  of  an
                           optionee's employment or directorship as a result of disability within the meaning of Section



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
                           105(d)(4) of the Internal Revenue Code, an optionee's option shall terminate one year after his or her employment terminates. In no event, however, may an option be exercised after the expiration of the option period.

         8. Payment for Stock. Shares which are subject to an option shall be issued only upon receipt by the Company of full payment of the consideration for the shares as to which the option is exercised. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, in the event the outstanding Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the listing upon official notice of issuance to such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and may require that the optionee agree that any sale of the shares will be made only in such manner as is permitted by the Option Committee and that the optionee will notify the Company when he or she makes any disposition of the shares whether by sale, gift or otherwise. The Company shall use its best efforts to effect any such compliance and listing, and the optionee shall take any action reasonably requested by the Company in such connection. An optionee shall have the rights of a shareholder only as to shares actually acquired by him or her under the Plan.

         9. Nontransferability of Options. No option may be transferred by the optionee otherwise than by will or by the laws of descent and distribution, and during the optionee's lifetime the option may be exercised only by the optionee. More particularly, but without limiting the generality of the foregoing, an option may not be assigned, transferred (except as provided in the next preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon an option will be null and void and without effect, and the Option Committee may, in its discretion, upon the happening of any such event, terminate an option forthwith.

         10. Changes in Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Stock, the number and kind of shares of stock on which options may be granted hereunder, the number and kind of shares of stock remaining subject to each option outstanding at the time of such change and the option price shall be appropriately adjusted by the Option Committee, whose determination shall be binding on all parties concerned. Subject to any required action



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
by the shareholders, if GCI shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which GCI survives but its outstanding shares are converted into securities of another corporation or exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of Stock then subject to the option should have been entitled to receive. A dissolution or liquidation of GCI or a merger or consolidation in which GCI is not the surviving corporation or its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate, but at least 20 days prior to the effective date of any such dissolution or liquidation (or if earlier any related sale of all or substantially all assets) or of any such merger or consolidation, the Option Committee shall either make all options outstanding hereunder immediately exercisable or arrange that the successor or surviving corporation, if any, grant replacement options.

         11. Employment Rights. Neither the adoption of the Plan nor the grant of any option under it shall confer upon any employee of the Company any right to continued employment with the Company, nor shall either interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause. Neither the existence of the Plan nor the grant of any option hereunder shall be taken into account in determining any damages to which an employee may be entitled upon termination of his or her employment.

         12. Miscellaneous. (a) Other Awards and Compensation. The plan shall not restrict the authority of the Board of Directors of the Company, acting directly or by authorization to any committee, for proper corporate purposes, to grant or assume stock options or replacements or substitutions therefor, other than under the Plan, whether in connection with any acquisition or otherwise, and with respect to any employee or other person, or to award bonuses or other benefits to optionees under the Plan in connection with exercises under the Plan or otherwise or to maintain or establish other compensation or benefit plans or practices.

         (b) Statutory References, etc. References to the provisions of statutes and regulations in the Plan shall be deemed to refer to such provisions as from time to time in effect, unless the context suggests otherwise.

         13. Duration and Amendment of the Plan. (a) Termination, Suspension or Discontinuance of Plan. The Plan shall continue until such time as the Board of Directors' adoption of a resolution suspending or terminating the Plan or discontinuing granting options under the Plan; provided, however, that any such suspension, termination or discontinuance shall not affect any options then outstanding under the Plan. No options under the Plan may be granted after termination of the Plan.




GCI Stock Option Plan
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
         (b)       Amendment of Plan.  The Plan may be amended only as follows:

                  (i) Board Action. The Board of Directors from time to time may make such modifications or amendments of the Plan as it may deem advisable but may not, without prior approval of the shareholders of GCI, except as provided in Section 10 of the Plan, do any of the following:

                           (A) Materially increase the benefits accruing to participants under the Plan;

                           (B) Increase the number of shares which will be available and reserved for issuance under the Plan; and

                           (C) Change the class of persons eligible to receive options under the Plan.

                  (ii) Affirmative Vote Required. The affirmative vote on matters set forth in (b)(i) of this Section 13 will be required by the holders of at least a majority of the outstanding securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with the Alaska Corporations Code, the Articles of Incorporation of the Company, and the Bylaws of the Company, and in accordance with the rules and regulations in effect pursuant to Section 14(a) of the Securities Exchange Act of 1934 at the time of such vote including providing such information concerning the Plan which would be required under those rules and regulations where such written information must be furnished by mail to the last known address of the securities holders of record within 30 days prior to the date of mailing, and four copies of such written information will be filed with or mailed for filing to the Securities and Exchange Commission not later than the date on which it is first sent or given to securities holders of the Company.

         (c) Amendment of Outstanding Options. The Option Committee may at any time or times amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations. Further, it may, with the consent of the holder of the option, make such modifications or amendments as it shall deem advisable.

         (d) Limitation. Except as provided in Section 10 of this Plan, neither the termination nor any modifications or amendment of the Plan or any outstanding option shall, without the consent of the holder of an option theretofore granted under the Plan,



GCI Stock Option Plan
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
adversely affect the rights of such holder with respect to such option or alter or impair any option previously granted under the Plan.

         (e) Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Company, or by any shareholder of GCI against any past, present or future member of the Board of Directors or against any employee, or by an employee (past, present or future) against the Company shall, irrespective of the place where an action may be brought and irrespective of the place or residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission with respect to which such right of action is alleged to have arisen.

         (f) Effectiveness of the Plan. The Plan shall become effective on December 20, 1986, but shall be subject to approval by the shareholders of GCI at a meeting of shareholders duly called and held, or by written consent duly given, no later than twelve months after the date of adoption of the Plan by the Board of Directors.

         IN WITNESS hereof, General Communication, Inc. has executed this Revised 1986 Stock Option Plan of General Communication, Inc. effective July 1, 1999.

                                            GENERAL COMMUNICATION, INC.



                                            /s/
                                            Ronald A. Duncan
                                            President and Chief Executive
                                            Officer



                                            /s/
                                            John M. Lowber
                                            Secretary

                                                                       [S E A L]


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ASS00E3B/0618.0733                  Page 23

                                                                  EXHIBIT 4.3.11




                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors attached hereto as Exhibit 4.3.11A is a true and correct copy of a resolution duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on October 30, 1998.

         Executed this 21st day of September 1999, at Anchorage, Alaska.




                                            GENERAL COMMUNICATION, INC.




                                            By: /s/
                                                John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 21st day of September, 1999.


                                                /s/
                                            Notary Public in and for Alaska
                                            My Commission Expires: 3/12/01




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As of 07/01/99
ASS00E3B/0618.0733                  Page 24

                                BOARD RESOLUTION


         RESOLVED, that the Board of Directors of General Communication, Inc. hereby approves certain revisions to the Revised 1986 Stock Option Plan of General Communication, Inc. ("Plan") to identify clearly that the Plan will be administered by the board through the Stock Option Plan Committee ("Option Committee") established by the board in February 1997 and to provide that the membership on the Option Committee shall be composed of non-employee directors as that term is defined under Rule 16b-3(b)(3)(i) of the regulations adopted by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and to provide that the Option Committee shall make at least one report per year as of December 31 of the status of the Plan and that the Option Committee shall provide other information and reports on the Plan as the board may, from time to time, direct;

         RESOLVED FURTHER, that the President and the Secretary are directed to take those necessary steps to implement the changes in the Plan as attached and to execute and date the revised Plan.

         DATED this 30th day of October 1998.




                                            /s/
                                            John M. Lowber, Secretary



Board Resolution
ASS00E3B/0618.0733                  Page 25

                                                                  EXHIBIT 4.3.12




                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors attached hereto as Exhibit 4.3.12A is a true and correct copy of a resolution duly adopted by the Board of Directors of General Communication, Inc. at its meeting held on April 21, 1999.

         Executed this 21st day of September 1999, at Anchorage, Alaska.




                                            GENERAL COMMUNICATION, INC.




                                            By:  /s/
                                                John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 21st day of September, 1999.


                                                 /s/
                                            Notary Public in and for Alaska
                                            My Commission Expires: 3/12/01



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 26

                                                                 EXHIBIT 4.3.12A

                                BOARD RESOLUTION


         RESOLVED, that the Board of Directors of General Communication, Inc. ("Company") hereby approves the amendment to the Revised 1986 Stock Option Plan of the Company last revised as of October 30, 1998 ("Stock Option Plan") by increasing the number of shares allocated to the plan by 1.5 million shares of Class A common stock, i.e., by increasing the number of shares allocated to the plan from 5.7 million shares to 7.2 million shares;

         RESOLVED FURTHER, that the president is directed to take those steps necessary to seek the approval from the shareholders of the Company of the proposed amendment to the Stock Option Plan and subsequent to receiving that approval, to take those steps necessary to restate the plan with the amended provisions in it.




Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 27

                                                                  EXHIBIT 4.3.13







                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the shareholder resolution attached hereto as Exhibit 4.3.13A is a true and correct copy of a resolution duly adopted by the shareholders of General Communication, Inc. at their meeting held on June 10, 1999.

         Executed this 21st day of September 1999, at Anchorage, Alaska.




                                            GENERAL COMMUNICATION, INC.




                                            By: /s/
                                                John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 21st day of September, 1999.


                                               /s/
                                            Notary Public in and for Alaska
                                            My Commission Expires:  3/12/01




Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 28

                                                                 EXHIBIT 4.3.13A







                             SHAREHOLDER RESOLUTION


         RESOLVED, that the following amendments to the Revised 1986 Stock Option Plan ("Stock Option Plan") of General Communication, Inc. ("Company") adopted by the board of directors of the Company at its April 21, 1999 meeting, relating to an increase in the amount of shares authorized, and at its October 30, 1998 meeting relating to an administrative amendment, are hereby approved and otherwise ratified by the shareholders of the Company: (1) to increase the number of shares authorized and allocated to the Stock Option Plan by 1.5 million shares of Class A common stock, i.e., to increase that number of authorized shares from 5.7 million shares to 7.2 million shares of Class A common stock; and (2) to amend the Stock Option Plan to change the basic eligibility criterion for an individual to be seated and to serve on the Option Committee, which administers the plan, from that of a disinterested director to that of a "non-employee director" as the term is defined in the plan.




Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 29

                                                                  EXHIBIT 4.3.14




                            CERTIFICATE OF SECRETARY

         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the resolution of the Board of Directors attached hereto as Exhibit 4.3.14A is a true and correct copy of a resolution duly adopted by the Board of Directors of General Communication, Inc. by unanimous consent in lieu of a meeting, effective as of July 1, 1999.

         Executed this 21st day of September 1999, at Anchorage, Alaska.




                                            GENERAL COMMUNICATION, INC.




                                            By: /s/
                                                John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 21st day of September, 1999.


                                                 /s/
                                            Notary Public in and for Alaska
                                            My Commission Expires: 3/12/01



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 30

                                                                 EXHIBIT 4.3.14A







                                   RESOLUTION


         RESOLVED, that the Board of Directors of General Communication, Inc. ("Company") hereby appoints, by unanimous consent in lieu of a meeting as allowed under Article IV, Section 10 of the Company's Bylaws, the following six non-employee directors of the Company to serve as members of the Company's Option Committee (with that committee to select from its members a chair), effective as of July 1, 1999 and with each member to serve until replaced by the board:

                  Donne F. Fisher

                  William P. Glasgow

                  Stephen R. Mooney

                  Larry E. Romrell

                  James M. Schneider

                  Christopher J. Shipman

         DATED this 21st day of September, 1999.


                                            /s/
                                            John M. Lowber
                                            Secretary




Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 31

                                                                     EXHIBIT 5.4


                       WOHLFORTH, VASSAR, JOHNSON & BRECHT
                           A PROFESSIONAL CORPORATION
JULIUS J. BRECHT                                                     TELEPHONE
CHERYL RAWLS BROOKING                                               907.276.6401
CYNTHIA L. CARTLEDGE
BARBARA J. DREYER                ATTORNEYS AT LAW                    FACSIMILE
ROBERT M. JOHNSON                                                   907.276.5093
BRADLEY E. MEYEN          900 WEST 5TH AVENUE, SUITE 600
KENNETH E. VASSAR                                                     E-MAIL
MARSHALL T. WHITE          ANCHORAGE, ALASKA 99501-2048          wvjb@alaska.net
ERIC E. WOHLFORTH


                               September 22, 1999



Ronald A. Duncan, President
General Communication, Inc.
2550 Denali Street, Suite 1000
Anchorage, Alaska  99503

         Re: Opinion As To Legality of Shares To Be Issued Pursuant To General Communication, Inc. Revised 1986 Stock Option Plan As Revised As of July 1, 1999; Our File No. 618.0733

Dear Mr. Duncan:

         You have requested an opinion from this firm on behalf of General Communication, Inc. ("Company"), in connection with 1,500,000 shares of Class A common stock of the Company ("Shares") to be issued in conjunction with the Company's Revised 1986 Stock Option Plan ("Plan"), the allocation of which Shares was approved by the shareholders of the Company at its annual meeting held on June 10, 1999.

         It is this firm's understanding that the facts surrounding these proposed transactions are represented by the Company as follows ("Facts"):

         - The Plan was adopted by the board of directors of the Company ("Board") by resolution at its December 17, 1986 meeting called and conducted in accordance with the Restated Articles of Incorporation and Bylaws of the Company ("Articles" and "Bylaws", respectively), and the Plan was approved by the Company's then sole shareholder, Western Tele-Communications, Inc., by resolution at the Company's shareholder meeting held on December 17, 1986.



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 32

Ronald A. Duncan, President
General Communication, Inc.
Re:  Opinion As To Legality of Shares
September 22, 1999
Page 2



         - The Articles provide that the Company has the power to issue and sell any stock and further expressly provides for the issuance of Class A common stock.

         - The Plan initially provided for the granting of options to eligible employees to purchase up to 600,000 shares of Class A common stock of the Company. Subsequently, the shareholders of the Company at their September 15, 1988, November 12, 1991, June 20, 1995, November 25, 1997, and June 10, 1999 annual meetings authorized amendments to the Plan by approving allocations to the Plan of an additional 250,000 shares, 1,500,000 shares, 850,000 shares, 2,500,000 shares, and
                  1,500,000 shares of Class A common stock of the Company, respectively. As of the date of this letter, there were shares available for issuance by the Company under the Plan and pursuant to the Articles. At the November 12 meeting, the shareholders also approved an extension of the period during which an option may be exercised under the Plan from five years to ten years as measured from the date of granting of the option; at the June 20 meeting, the shareholders further approved the removal of any provision of the Plan for termination of granting of options under it after December 20, 1996 or otherwise for its mandatory termination after ten years; and at the June 10, 1999 meeting, the shareholders also ratified and otherwise approved board action (taken at a meeting held on October 30, 1998) to change provisions of the Plan setting forth the eligibility criteria for membership on the Stock Option Plan Committee, which administers the Plan, from that of disinterested directors to "non-employee" directors as the term is defined in the Plan.

         - The Articles and Bylaws in effect as of the date of this letter were materially the same as those in effect as of November 25, 1986 with respect to the power to grant options in and issue Class A common stock; except that the shareholders at the November 25, 1997 meeting approved an increase in the authorized Class A common



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 33

Ronald A. Duncan, President
General Communication, Inc.
Re:  Opinion As To Legality of Shares
September 22, 1999
Page 3



                  stock of the Company from 50 million to 100 million shares thus providing sufficient shares for the allocation of the shares to the Plan approved at that meeting.

         - The Company was incorporated as an Alaska corporation and received a Certificate of Incorporation dated July 16, 1979 from the Alaska Department of Commerce and Economic Development.

         - The Company is in good standing with respect to the reporting and corporation tax requirements of the Alaska Corporations Code to which it is subject, and the Company is otherwise validly existing as an Alaska corporation pursuant to the laws of the State of Alaska with all requisite powers to own property and to conduct its business in the manner contemplated by the Articles and Bylaws.

         Copies of the current Articles (filed of record February 27, 1998), current revised Bylaws (dated March 24, 1993) and current Restated Certificate of Incorporation (dated February 27, 1998), the above referenced resolutions, and the Plan as amended have been delivered to this firm. We have reviewed these documents. The Articles provide that the Company is organized for the purposes of transacting any and all lawful business for which corporations may be incorporated under the Alaska Corporations Code.

         Based upon the foregoing Facts and should the Shares be issued as of the date of this letter, we are of the opinion as follows. Assuming due compliance with applicable federal and state securities laws, (1) the Shares will, when issued through the respective options under the Plan, represent newly created and legally issued, fully paid, and non-assessable shares of Class A common stock in the Company, and (2) each holder of a Share will be entitled to the benefits of a shareholder pro rata based upon ownership of outstanding shares of Class A common stock of the Company.



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 34

Ronald A. Duncan, President
General Communication, Inc.
Re:  Opinion As To Legality of Shares
September 22, 1999
Page 4



         This letter must not be quoted or referred to in the Company's financial statements or provided to persons other than the officers and directors of the Company without prior consultation with us or our prior written consent. The firm is aware of the Company's intent to and consents to use of this letter as an exhibit in a Form S-8 registration with the Securities and Exchange Commission pertaining to the Shares to be allocated to the Plan.

                                            Sincerely,

                                            WOHLFORTH, VASSAR,
                                            JOHNSON & BRECHT

                                            Julius J. Brecht

                                                  /s/

JJB/neb



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 35

                                                                    EXHIBIT 24.1





                            CONSENT OF LEGAL COUNSEL





         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special counsel to General Communication, Inc. in the preparation of the Prospectus and the rendering of certain opinions including an opinion as to the legality of the shares.


                                            WOHLFORTH, VASSAR, JOHNSON & BRECHT,
                                            A Professional Corporation


                                                     /s/


Anchorage, Alaska

September 22, 1999




Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 36

                                                                    EXHIBIT 24.2





                            CONSENT OF LEGAL COUNSEL


         We hereby consent to the use, in the Prospectus as outlined in Securities and Exchange Commission Form S-8, of our name as special tax counsel to General Communication, Inc. in the preparation of the Prospectus.


                                     HARRIS, MERICLE, WAKAYAMA & MASON
                                     A Professional Limited Liability Company

                                                /s/

Seattle, Washington


September 22, 1999




Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 37

                                                                    EXHIBIT 24.3


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders
General Communication, Inc.:


         We consent to incorporation by reference of our report dated March 26, 1999, except for notes 6 and 12, which are dated as of April 13, 1999, on the consolidated financial statements and schedule of General Communication, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, which appear in the December 31, 1998 annual report on Form 10-K of General Communication, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.



                                                     KPMG LLP

                                                     /s/
Anchorage, Alaska
September 22, 1999



Registration Statement (S-8)
GCI Stock Option Plan
ASS00E3A/0618.0733                  Page 38